                                                                       EXHIBIT 1

            The undersigned agree that the foregoing Amendment No. 2 dated August 6, 2004, to the Schedule 13D filed November 6, 1998, as amended and restated by Amendment No. 1 thereto filed November 8, 2002, is being filed with the Securities and Exchange Commission on behalf of each of Louis Dreyfus S.A.S., a corporation organized under the laws of France, Louis Dreyfus Holding Company Inc., a Delaware corporation, and Louis Dreyfus Corporation, a Delaware corporation.

Dated:

                                         Louis Dreyfus S.A.S.

August 6, 2004                         By:       /s/  Gerard Louis-Dreyfus
                                               ---------------------------------
                                               Name:   Gerard Louis-Dreyfus
                                               Title:  Chairman/President

                                         Louis Dreyfus Holding Company Inc.

August 6, 2004                         By:       /s/  Hal Wolkin
                                               ---------------------------------
                                               Name:  Hal Wolkin
                                               Title: Vice President

                                         Louis Dreyfus Corporation

August 6, 2004                         By:       /s/  Peter B. Griffin
                                               ---------------------------------
                                               Name:   Peter B. Griffin
                                               Title:  President


                                       13